Exhibit 10.11

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment” or this “Amendment”) is entered into as of October 4, 2006, by and between GREAT AMERICAN VENTURE, LLC, a California limited liability company (“Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), with reference to the following facts, which shall be construed as part of this Second Amendment:

RECITALS

A. Borrower and Lender have entered into that certain Credit Agreement dated as of October 25, 2000 (the “Credit Agreement”), as amended by that certain First Amendment to Credit Agreement dated as of October 23, 2003 (collectively, the “Credit Agreement”), pursuant to which Lender is providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Credit Agreement shall be applied herein as defined or established therein.

B. Great American Group, LLC is the successor-in-interest to Gracel, Inc. as the sole member of Borrower, and Borrower and Lender wish to acknowledge through the execution of this Second Amendment the termination of Gracel, Inc.’s indemnity obligations under the Credit Agreement and Great American Group, LLC undertaking of such indemnity obligations.

C. Borrower and Lender desire to amend the Credit Agreement to the extent provided in, and subject to the terms and conditions of, this Second Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower and Great American of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Ratification and Incorporation of Credit Agreement and Other Loan Documents. Except as expressly modified under this Second Amendment, (a) Borrower hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.

2. Amendment of Credit Agreement. The Credit Agreement and the other Loan Documents are hereby amended, effective as of the Second Amendment Closing Date, as follows (and all section references in this Section 2 shall, unless the context otherwise requires, be references to sections in the Credit Agreement):

2.1 Section1.1. Section 1.1 is hereby amended as follows

a. Replaced Definitions. The definitions of each of the following terms in Section 1.1 are hereby deleted and replaced with the new definition for such term provided below:

“Commitment Termination Date” shall mean the earliest of (i) October 23, 2009, and (ii) the date of termination pursuant to Section 9.2 of Lender’s obligation to make additional Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Revolving Credit Advances to remain outstanding.

“Great American” shall mean Great American Group, LLC, a California limited liability company.

“Success Fee Percentage” shall mean, with respect to each Liquidation Sale, a percentage determined by the Borrower Percentage for such Liquidation Sale in accordance with the following grid:

If Borrower Equity Percentage is:	Then Success Fee Percentage is:
≥ 5.0% but < 6.0%	18%
≥ 6.0% but < 7.0%	16%
≥ 7.0% but < 8.0%	15%
≥ 8.0% but < 9.0%	13%
≥ 9.0% but < 10.0%	11%
≥ 10.0% but < 11.0%	10%
≥ 11.0% but < 12.0%	9%
≥ 12.0% but < 13.0%	8%
≥ 13.0% but < 14.0%	7%
≥ 14.0% but < 15.0%	6%
≥ 15%	5%

b. New Definitions. Each of the following definitions is hereby added to Section 1.1 in appropriate alphabetical order:

“Second Amendment” means the Second Amendment to Credit Agreement dated as of October 4, 2006.

“Second Amendment Closing Date” shall have the meaning assigned to it in Section 3 of the Second Amendment.

2.2 Section 2.5(a). Section 2.5(a) is hereby amended by deleting the proviso at the end of the first sentence thereof so that the first sentence will read as follows:

On the date on which any Inventory Advance is made or any Letter of Credit Obligation is incurred by Lender, Borrower shall pay to Lender a fee (the “Liquidation Loan Fee”) equal to one-tenth of one percent (0.10%) of the amount of such Inventory Advance or Letter of Credit Obligation.

2.3 Schedule 4.8. Schedule 4.8 is hereby deleted and replaced with the new version thereof attached as Exhibit A to this Second Amendment.

3. Conditions Precedent. Notwithstanding any other provision of this Second Amendment, this Second Amendment shall be of no force or effect, and Lender shall not have any obligations hereunder, until the following conditions have been satisfied (the date upon which all such conditions have been satisfied, the “Second Amendment Closing Date”):

3.1 Second Amendment; Satisfactory Legal Form. Lender shall have received this Second Amendment, duly executed by Borrower and Lender. All legal matters incident to the transactions contemplated by this Second Amendment shall be satisfactory to Lender and its counsel.

3.2 Certain Third Party Consents. Lender shall have received the attached Consent and Reaffirmation of Indemnity Provisions, duly executed by each Person party thereto.

3.3 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties re Credit Agreement. Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Lender in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof. Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Second Amendment, that constitutes or would constitute a Default or an Event of Default.

5. Miscellaneous.

5.1 Headings. The various headings of this Second Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Second Amendment or any provisions hereof.

5.2 Counterparts. This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

5.3 Interpretation. No provision of this Second Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4 Complete Agreement. This Second Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5 Governing Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws.

5.6 Effect. Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

5.7 Conflict of Terms. In the event of any inconsistency between the provisions of this Second Amendment and any provision of the Credit Agreement, the terms and provisions of this Second Amendment shall govern and control.

5.8 No Novation or Waiver. Except as specifically set forth in this Second Amendment, the execution, delivery and effectiveness of this Second Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first above written.

GREAT AMERICAN VENTURE, LLC, a California limited liability company

By:	GREAT AMERICAN GROUP, LLC, a California limited liability company, its sole Member

	By:	/s/ Andrew Gumaer

President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kristina W. Miller
Kristina W. Miller
Duly Authorized Signatory

[ADDITIONAL SIGNATURES ON THE FOLLOWING PAGE]

CONSENT AND REAFFIRMATION OF INDEMNITY PROVISIONS

The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment to Credit Agreement dated as of October 4, 2006 (the “Second Amendment”), (ii) consents to all of the provisions of the Second Amendment, and (iii) acknowledges that as the sole member of Borrower it is the successor to the indemnity obligations of Garcel, Inc., a California corporation, pursuant to Section 2.10(b) of the Credit Agreement, and ratifies and reaffirms, as of the date hereof, all of the indemnity provisions set forth in Section 2.10(b) of the Credit Agreement.

Dated as of October 4, 2006	GREAT AMERICAN GROUP, LLC, a California limited liability company

	By:	/s/ Andrew Gumaer

President

SCHEDULE 4.8

to

CREDIT AGREEMENT

AFFILIATES OF GREAT AMERICAN

1.	Harvey Yellen, Member of Great American Group, LLC

Andrew Gumaer, Member of Great American Group, LLC

Paul Erickson, Chief Financial Officer of Great American Group, LLC

2.	Great American Group Advisory & Valuation Services, LLC (formerly known as Great American Appraisal & Valuation Services, LLC)

3.	The Pride Capital Group, LLC